Exhibit 5.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Catalyst Paper Corporation
We consent to the use of the following reports in the Registration Statement on Form F-10 of Catalyst Paper Corporation (the “Company”):
•	Auditors’ Report to the Shareholders dated February 5, 2008, except as to note 29 which is as of February 11, 2008, on the consolidated balance sheets of the Company as at December 31, 2007 and 2006, and the consolidated statements of earnings and comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, incorporated by reference in the Registration Statement on Form F-10;

•	Report of Independent Registered Public Accounting Firm dated February 5, 2008 on the Company’s internal control over financial reporting as of December 31, 2007, incorporated by reference in the Registration Statement on Form F-10;

•	Comments by Auditors for U.S. Readers on Canada – U.S. Reporting Differences dated February 5, 2008 included herein; and

•	Auditors’ Report dated February 19, 2008 on the related supplemental note entitled “Reconciliation with United States Generally Accepted Accounting Principles” included herein.

/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
February 19, 2008

Comments by auditors for US readers on Canada – US Reporting Differences
The Board of Directors
Catalyst Paper Corporation
In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company’s financial statements, such as the change described in note 2(c) to the consolidated financial statements as at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007. Our report to the shareholders dated February 5, 2008, except as to note 29 which is as of February 11, 2008, is expressed in accordance with Canadian reporting standards, which do not require a reference to such a change in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.
In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) that refers to the audit report on the Company’s internal control over financial reporting. Our report to the shareholders dated February 5, 2008, except as to note 29 which is as of February 11, 2008, is expressed in accordance with Canadian reporting standards, which do not require a reference to the audit report on the Company’s internal control over financial reporting in the financial statement auditors’ report.

/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
February 19, 2008